UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	October 25, 2018

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                         ☐

Item 2.02     Results of Operations and Financial Condition.
On October 25, 2018, the Company issued a press release announcing operating results for the third quarter and nine months ended September 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 8.01    Other Events.
On October 25, 2018, The Company announced that its Board approved an increase in the amount of the
Company’s common stock that may be acquired over the next 24 months under the Company’s current stock repurchase program to $50.0 million, including the amount remaining under the previous authorization. Share repurchases may be made from time to time in open market transactions at prevailing market prices, or in privately negotiated transactions or otherwise. A copy of the press release announcing the increase in the share repurchase authorization is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
Exhibit 99.1 - Press Release issued October 25, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: October 25, 2018	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President - Finance and Chief Financial Officer